CONFLICT MINERALS REPORT OF SNAP ONE HOLDINGS CORPORATION
FOR THE REPORTING PERIOD FROM JANUARY 1 TO DECEMBER 31, 2022

Background

This Conflict Minerals Report of Snap One Holdings Corporation has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, (17 CFR 240.13p-1) (the “Rule”) promulgated by the Securities and Exchange Commission (“SEC”). Unless the context indicates otherwise, the terms “Snap One,” “we,” “its,” “us” and “our” refer to Snap One Holdings Corporation and its consolidated subsidiaries.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. These specified minerals, which we collectively refer to in this Report as “3TG Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, namely tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and adjoining countries, namely the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Under the Rule, if 3TG Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by a company, the company is required to conduct a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary 3TG Minerals in those products originated in the Covered Countries and whether any of the necessary 3TG Minerals may be from recycled or scrap sources. If, as a result of the RCOI, a company knows or has reason to believe that any of the necessary 3TG Minerals in its supply chain may have originated in the Covered Countries, and may not be from recycled or scrap sources, then the company must perform due diligence on the 3TG Minerals’ source and chain of custody.

Company Overview

    Snap One powers smart living by enabling professional integrators to deliver seamless experiences in connected homes and small businesses where people live, work and play. Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. We offer an end-to-end product ecosystem delivered through our online portal and local branch network and further bolstered by our value-added services and digital workflow solutions. We serve a network of professional do-it-for-me (“DIFM”) integrator customers. We distribute and provide these integrators with a leading, comprehensive, proprietary and third-party suite of connected, infrastructure, entertainment, and software solutions that deliver exceptional smart living experiences to the end consumer and are accompanied by our award-winning support. Our product and service offerings encompass all the elements required by integrators to build integrated smart living systems that are easy to install and simple to manage while creating a powerful and premium experience for the end consumer.

Description of the Products Covered by this Report

This Report relates to Snap One’s products:
(i)for which 3TG Minerals are necessary to the functionality or production of the products;
(ii)that were contracted to be manufactured by Snap One; and
(iii)for which the manufacture was completed during calendar year 2022.

These products are referred to in this Report collectively as the “Covered Products.”

Supply Chain Overview

Snap One does not directly manufacture its Covered Products, but instead relies on contract manufacturers to fabricate its Covered Products and their components. Thus, Snap One is completely removed from the sourcing and mining of 3TG Minerals. We do not purchase any 3TG Minerals directly from mines, smelters, or refiners. Snap One’s supply chain with respect to Covered Products is complex, and there are typically additional third parties in the supply chain between the manufacturer of the Covered Products and the original sources of the 3TG Minerals used to make the Covered Products’ component parts. Therefore, we must rely on our contract manufacturers and suppliers to provide information regarding the origin of 3TG Minerals in the Covered Products as discussed below.

Reasonable Country-of-Origin Inquiry and Due Diligence Performed

Snap One has conducted a good faith RCOI regarding the 3TG Minerals that was designed to determine whether any of 3TG Minerals in our Covered Products originated in Covered Countries and/or whether any 3TG Minerals may be from recycled or scrap sources. In order to conduct this RCOI, Snap One identified the suppliers providing products and components that may contain 3TG Minerals (the “Identified Suppliers”), and requested that each Identified Supplier complete and return the Conflict Minerals Reporting Template (“Template”) created by the Responsible Minerals Initiative (“RMI”), which provides a standardized method for companies to collect representations, statements and data from their suppliers related to the presence, use, source and chain of custody of the 3TG Minerals.

As a result of the RCOI, Snap One has reason to believe that a portion of the 3TG Minerals in its Covered Products may have originated in the “Covered Countries” and that these necessary 3TG Minerals may not be from recycled or scrap sources, Snap One therefore also performed due diligence on the source and chain of custody of the necessary 3TG Minerals. Snap One designed its due diligence process based on the due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, (the “OECD Framework”), taking into account Snap One’s distance in the supply chain from the direct procurement of 3TG Minerals. We describe our due diligence process in greater detail below.

Description of Due Diligence Measures

Snap One integrated OECD’s Five-Step Framework into its due diligence measures as described below.

1. Establish Strong Company Management Systems

Snap One has a Conflict Minerals policy that outlines its commitment to promote responsible sourcing practices and promote the use of conflict-free minerals in our supply chain (the “Conflict Minerals Policy”). This policy is available on our website at https://investors.snapone.com/financial-information/sec-filings. Snap One formed a cross-organizational committee (the “Committee”) to manage our compliance program with respect to our Covered Products. The Committee includes representatives from our finance, legal, and supply chain teams. The Committee met periodically over the course of 2022 and the first part of 2023 to review Snap One’s supply chain with respect to our use of components containing 3TG Minerals in 2022. Members of Snap One’s executive team have oversight authority over the Committee.

The Committee is responsible for communicating with our suppliers in order to encourage reporting, including completing and returning the Template created by RMI and maintains also maintains an internal electronic database of business records relating to 3TG Minerals due diligence, including supplier responses, and spreadsheets containing aggregate data and analysis.

If any investor or supplier has any concern about Snap One’s Conflict Minerals Policy, they may contact Snap One via its confidential reporting hotline by filling out a form at SnapOne.com/Hotline or calling (855) 495-2760. Alternatively, they may reach out to Snap One’s board of directors in the manner described in Snap One’s Annual Proxy Statement.

2. Identify and Assess Risk in the Supply Chain
Snap One requested that each Identified Supplier use the Conflict Minerals Reporting Template to identify their respective smelters and refiners in the supply chain, and the country and mine of origin, of the 3TG Minerals used in our Covered Products. To help suppliers understand Snap One’s expectations, and to facilitate supplier responsiveness to Snap One’s inquiry, Snap One provided detailed instructions on completing the Template with specific references to the information required for our analysis.

A total of 187 out of our 253 suppliers were classified as Identified Suppliers and were contacted as part of the due diligence process. Out of 187 Identified Suppliers, Snap One received responses from 93 of the Identified Suppliers. In instances where an Identified Supplier failed to return a completed Template, we had follow-up discussions and/or sent repeat requests for a completed Template. Furthermore, in a number of instances Snap One received Templates containing incomplete information regarding the facilities used to process 3TG Minerals in supplier parts, and insufficient information regarding the mines or sources of origin of those 3TG Minerals. Some Identified Suppliers continued to respond generally on a company-wide basis when a more tailored response was requested.

Snap One aggregated the information received by Identified Suppliers but did not conduct its own supply chain audits. Rather, Snap One relied on the information provided by the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI to help assess the due diligence conducted by the identified smelters and refiners and to evaluate their conformant status. The RMAP identifies smelters and refiners that source only conflict-free minerals, as established by an independent third-party audit complying with the RMAP’s assessment protocols. In particular, we compared the smelters and refiners used by our Identified Suppliers against the list of facilities that received a “conformant” designation through the RMAP.

3. Design and Implement a Strategy to Respond to Risks

Snap One encourages its Identified Suppliers to promote responsible sourcing practices for any 3TG Minerals used in our Covered Products, through its Conflict Minerals Policy, contractual provisions in our supplier agreements requiring that our suppliers comply with all applicable conflict mineral laws, and interaction with its Identified Suppliers. Snap One determines on a case-by-case basis the appropriate risk mitigation strategy for any supply chain risks identified in the course of its due diligence. Potential outcomes typically include continuing to work with the supplier while identified risks are addressed, but could also include looking for alternative sources and restricting or terminating our relationship with the supplier. As we assess these relationships, we also take additional factors into consideration including supplier size and capabilities, whether alternatives are reasonable and economically available, transition costs and Snap One’s dependence on the Identified Supplier.

4.   Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Snap One does not have any direct relationships with any smelters or refiners in its supply chain, and it did not perform or direct audits of any entity within its supply chain. As an alternative, the Company has relied on publicly available information, including principally information provided by the RMAP, the independent third-party audit program discussed above.

5.   Report on Supply Chain Due Diligence

As required under the Rule, Snap One has timely filed our Form SD with the SEC for the 2022 Reporting Period, which contains this Report as an exhibit, and we have posted this Report on our website at https://investors.snapone.com/financial-information/sec-filings.

Due Diligence Outcome

Based on the information gathered in connection with our due diligence efforts, given that not all smelters identified by our Identified Suppliers were certified as “conformant” by the RMAP and that a number of Identified Supplier responses regarding the sources of raw materials for the Covered Products were determined to be uncertain, or incomplete, Snap One cannot conclude that all 3TG Minerals in Covered Products are “DRC conflict free” pursuant to the Rule.

The statements above are based on the RCOI process and due diligence performed in good faith by Snap One as described above, but as noted, Snap One is a downstream entity, and does not purchase 3TG Minerals directly from mines, smelters or refiners. Tracing these minerals to their sources is a challenge that requires Snap One to rely on its Identified Suppliers in its efforts to achieve supply chain transparency. A number of factors could impact the completeness and accuracy the information provided in this Report. These factors include, but are not limited to incomplete product content information, gaps in Identified Suppliers’ data, gaps in smelter data, errors or omissions by Identified Suppliers in their reporting, failure to accurately identify all Identified Suppliers and the appropriate persons to contact at each Identified Supplier, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict-free smelter audits, Covered Countries sourced materials being declared secondary materials, and smuggling of the 3TG Minerals to countries beyond the Covered Countries.

Identified Smelters and Refiners

While 77 of Snap One’s Identified Suppliers provided information for the products they supply to Snap One, 16 of the Identified Suppliers provided this information on a company-wide basis. When the Identified Suppliers provided product-level information, Snap One listed the smelters or refiners identified in Schedule 1 of this Report. When the Identified Suppliers provided only company-level information, Snap One determined it did not have sufficient information to reasonably identify the particular smelter or refiner that processed the 3TG Minerals component contained in the Covered Products, and thus did not include those smelters or refiners in Schedule 1. In addition, the smelters and refiners listed on Schedule 1 include only those reported entities that were listed on the RMI Standard Smelter List tab of the Template with a current smelter identification number, which Snap One used to determine bona fide smelters and refiners.

Of the 77 Identified Suppliers, 35 indicated that they do not use any 3TG minerals (tin, tungsten, tantalum and gold), so the smelter data reported below comes from the 42 Identified Suppliers that indicated they do use 3TG minerals in their component products. Based solely on information provided by these Identified Suppliers and the RMAP, of the 280 smelters and refiners listed on Schedule 1, there are 227 that have been certified as “conformant” by the RMAP. Furthermore, 8 additional smelters and refiners are in the process of becoming certified as “conformant” by the RMAP.

Identified Countries of Origin of Necessary 3TG Minerals

Schedule 2 of this Report lists the countries of origin of the necessary 3TG Minerals provided to us in the Templates of Identified Suppliers which reported product-level information.

Future Due Diligence and Risk Mitigation

Snap One expects to take the following steps, among others, to continue to improve its due diligence and further mitigate the risk that the necessary 3TG Minerals in Snap One’s products could benefit armed groups in the Covered Countries, including:

1. Snap One intends to continue to work with Identified Suppliers that provided incomplete or insufficient information, or were unresponsive to the information request, in an effort to obtain complete and accurate information.

2. Snap One intends to reiterate its request that all Identified Suppliers complete the Template by providing product- or component-specific information and provide responses that identify materials down to the smelter and countries of origin of the 3TG Minerals.

3. Snap One intends to continue to provide education for employees who are involved with material, component and supplier selection.

Cautionary Note on Forward-looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may," “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning additional steps that we intend to take to mitigate risk. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements concerning additional steps we intend to take to improve our due diligence processes and to engage more productively with our suppliers to mitigate the risk that our necessary 3TG Minerals may benefit armed groups in the Covered Countries.

These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of Snap One’s management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Snap One’s control. Snap One’s actual actions or results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Snap One’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the company from time to time with the SEC. The forward-looking statements included in this Report represent Snap One’s views as of the date this Report was filed with the SEC. Snap One anticipates that subsequent events and developments may cause its views to change. Snap One has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Snap One’s views as of any date subsequent to the date of filing of this Report.

Schedule 1

Smelter and Refiner Information

Metal	Standard Smelter Name	Smelter Facility Location: Country	RMAP Conformant
Gold	Shonan Plant Tanaka Kikinzoku	JAPAN	Conformant
Gold	Heraeus Ltd. Hong Kong	CHINA	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Switzerland	SWITZERLAND	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	China Henan Zhongyuan Gold Smelter	CHINA	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	MEM(Sumitomo Group)	JAPAN	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO	Conformant
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	China's Shandong Gold Mining Co., Ltd	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Metallurgie Hoboken Overpelt	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	AGR (Perth Mint Australia)	AUSTRALIA	Conformant
Gold	Fujian Zijin mining stock company gold smelter	CHINA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Brazil	BRAZIL	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	BALORE REFINERSGA	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Conformant
Gold	AKITA Seiren	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	JCC	CHINA	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz S.A.	POLAND	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Nonconformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Nonconformant
Gold	Samdok Metal	KOREA, REPUBLIC OF	Nonconformant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Nonconformant
Gold	Shyolkovsky	RUSSIAN FEDERATION	Nonconformant
Gold	Umicore Brasil Ltda.	BRAZIL	Nonconformant
Gold	Cendres + M?taux SA	SWITZERLAND	Nonconformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Nonconformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Nonconformant
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Nonconformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Nonconformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Nonconformant
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION	Nonconformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Nonconformant
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA	Nonconformant

Gold	Marsam Metals	BRAZIL	Nonconformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Nonconformant
Gold	8853 S.p.A.	ITALY	Nonconformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Nonconformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Nonconformant
Gold	Safimet S.p.A	ITALY	Nonconformant
Gold	Guangdong Gaoyao Co	CHINA	Nonconformant
Gold	Great Wall Precious Metals Co,. LTD.	CHINA	Nonconformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Nonconformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Nonconformant
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA	Nonconformant
Gold	Dongwu Gold Group	CHINA	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Nonconformant
Gold	Augmont Enterprises Private Limited	INDIA	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Conformant
Gold	WEEEREFINING	FRANCE	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	F & X	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Conformant
Tantalum	Ningxia Non-Ferrous Metal Smeltery	CHINA	Conformant
Tantalum	RFH	CHINA	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	ULBA	KAZAKHSTAN	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	Mitsui Mining & Smelting	JAPAN	Nonconformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Ind e Com Ltda.	BRAZIL	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Solikamsk	RUSSIAN FEDERATION	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conformant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tin	Jiangxi Nanshan	CHINA	Conformant
Tin	Chengfeng Metals Co Pte Ltd	CHINA	Conformant
Tin	China Yunnan Tin Co Ltd.	CHINA	Nonconformant
Tin	China Tin (Hechi)	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Thai Solder Industry Corp., Ltd.	THAILAND	Conformant
Tin	Kundur Smelter	INDONESIA	Conformant
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA	Conformant
Tin	Hulterworth Smelter	MALAYSIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Funsur Smelter	PERU	Conformant
Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Ikuno Tin Smelter	JAPAN	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	Brand RBT	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Conformant
Tin	Alent plc	UNITED STATES OF AMERICA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Nonconformant
Tin	Brand IMLI	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA [1]	Conformant
Tin	CV Nurjanah	INDONESIA	Nonconformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant

Tin	Aurubis Berango	SPAIN	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Nonconformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Nonconformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	PT Timah Nusantara	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Nonconformant
Tin	Resind Ind e Com Ltda.	BRAZIL	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Nonconformant
Tin	CRM Synergies	SPAIN	Nonconformant
Tin	Fabrica Auricchio	BRAZIL	Nonconformant
Tin	Gejiu Zi-Li	CHINA	Nonconformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Nonconformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Nonconformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Nonconformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Nonconformant
Tin	CV Gita Pesona	INDONESIA	Nonconformant
Tin	CV Serumpun Sebalai	INDONESIA	Nonconformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Mining and processing tin-tungsten ore Giang Son - VQB Co., Ltd.	VIET NAM	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Super Ligas	BRAZIL	Conformant
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ATI Metalworking Products	UNITED STATES OF AMERICA	Conformant
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Nonconformant
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	CHINA	Nonconformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Nonconformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Nonconformant
Tungsten	WBH	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Nonconformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Nonconformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen H.C.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Nonconformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Nonconformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Nonconformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Conformant
Tungsten	GEM Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Xinlu Tungsten	CHINA	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Conformant
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Conformant
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Conformant

1 We only identified one smelter or refiner located in a Covered Country, and it has been certified as RMAP conformant.

Schedule 2

Countries of Origin

Angola[1]	Portugal
Australia	Republic of Korea
Belgium	Russia
Bolivia	Rwanda[1]
Brazil	Sierra Leone
Burkina Faso	Singapore
Burundi[1]	South Africa
Canada	South Sudan[1]
Central African Republic[1]	Spain
Chile	Sweden
China	Switzerland
Democratic Republic of the Congo[1]	Taiwan
Ethiopia	Tanzania[1]
Germany	Thailand
India	Uganda
Indonesia	United States
Italy	Uzbekistan
Japan	Vietnam
Kazakhstan	Zambia[1]
Kyrgyzstan	Zimbabwe
Laos
Malaysia
Mexico
Morocco
Mozambique
Myanmar
Namibia
Nigeria
Peru
Philippines

1All the smelters or refiners that reported Covered Countries as a source of 3TG Minerals were also certified as RMAP conformant.
.